EXHIBIT  4.4




          NEITHER THIS OPTION NOR THE SHARES ISSUABLE UPON EXER-CISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURI-TIES ACT OF 1933, AND NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXER-CISE OF THIS OPTION MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PERMIT-TED UNDER THE TERMS OF THIS OPTION.


Effective  December  1,  1995

                            OPTION TO PURCHASE SHARES
                                 OF COMMON STOCK

                                       of

                            MAUI CAPITAL CORPORATION
                            ------------------------
                       (Incorporated Under the Law of the
                               State of Colorado)


     THIS CERTIFIES THAT, for value received, Jay T. Mueller, an individual residing at 910 Woodland, Houston, Texas 77009 (the "Holder") is entitled,
                                                           ------
subject to the terms and conditions set forth herein, to purchase from Maui Capital Corporation, a Colorado corporation ("Company"), an aggre-gate of ONE
                                                 -------
HUNDRED FIFTY THOUSAND (150,000) fully paid and non-assessable shares of the common stock, $.00001 par value, of the Company (such shares of the Com-pany's common stock being herein called the "Option Shares" and all shares of the
                                            -------------
Company's  common stock being herein called the "Common Stock"), upon payment of
                                                 ------------
the  pur-chase  price  of  SEVENTY  CENTS ($.70) per Option Share (the "Purchase
                                                                        --------
Price"),  at  any time after the date hereof and on or before 5:00 P.M. (Houston
-----
time) on the fifth anniversary of the vesting date of each installment of Option Shares (each vested installment of Option Shares being exercisable for a five year period commencing the date of vesting and terminating on the fifth anniversary of such date), subject to the provi-sions of this Op-tion
("Option"). The number and character of the Option Shares covered hereby and the Purchase Price thereof are subject to restrictions and adjustments as provided herein.

     1. EXERCISE OF OPTION. Upon delivery of written notice to the Company setting forth the number of Option Shares with res-pect to which this Option is being exer-cised at the principal office of the Company located at 11200 Westheimer, Suite 615, Houston, Texas 77042, or at such other office that the Company may designate by written notice to the Holder, ac-companied by payment, by cash or certi-fied check, in form and substance sat-isfactory to it, of the Pur-chase Price for the Option Shares to be purchased, the Company shall, as soon as is reasonably practicable, and in any event within 5 business days, issue instructions to the Company's transfer agent for its Common Stock, to deliver one or more certificates evidencing the number of Option Shares being pur-chased. Notice shall be delivered in person or by registered mail, return receipt requested, and shall be deemed received on actual delivery or within three days after the date such notice is deposited in the mail. This Option may be exercised either in whole or in part and, if in part, from time to time in part; pro-vided, however, that this Option may only be exercised by the Holder for the purchase of whole Option Shares and not frac-tions thereof unless the Company otherwise agrees.

          The Company agrees that the Option Shares so pur-chased shall be and are deemed to be issued to the Holder hereof as the record owner of such Option Shares as of the close of business on the date on which this Option shall have been exercised and pay-ment made for such Option Shares as aforesaid.

     2. RESERVATION OF STOCK. The Company covenants and agrees that (a) it has or will at all appropriate times, so long as this Option is outstanding, reserve and keep avail-able out of its treasury Common Stock and/or autho-rized but unissued Common Stock, solely for the purpose of issuing Option Shares, from time to time, upon the exer-cise of this Option, an adequate number of shares of Common Stock for delivery at the times and in the manner provided herein upon exercise of this Option; (b) the Option Shares delivered upon exercise of the Option shall be val-idly issued and outstanding and fully paid and nonassessable shares of Com-mon Stock; and (c) it will pay when due any and all federal and state original issue or similar taxes which may be pay-able in respect of the issuance of this Option or of any shares of Common Stock upon exercise of this Option. The Company shall not, however, be required to pay any transfer tax which may be payable with respect to any trans-fer of this Option, the issuance of certificates of Common Stock in a name other than that of the registered
Holder of this Option or any transfer of Option Shares, all such tax being pay-able by the Holder.

     3. RESTRICTIONS ON TRANSFER. Unless this Option or the Option Shares, as applicable, have been registered, this Option and the Certificates representing the Option Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

          In  the  case  of  this  Option:

     "THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURI-TIES ACT OF 1933, AND NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PERMITTED UNDER THE TERMS OF THIS OPTION."

          In  the  case  of  the  Option  Shares:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

          Specifically, in connection with the Securities Act of 1933 (the "Act"), and the Texas Securities Act, upon exercise of this Option, unless a registration statement under such Acts is effective with respect to the Option Shares, the Company shall not be required to issue such Option Shares unless the Company has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such Option Shares for investment and not with a view to the distribution thereof and that such Option Shares may otherwise be issued without registration under such Acts.

          The Holders' rights hereunder are personal. The Holder may not transfer his rights or interest in this Option and this Option is exercisable solely by the Holder in accordance with the provisions hereof. The Holder may not transfer this Option or any interest in this Option otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or as required by Title 1 of the Employee Retirement Income Securities Act of 1994, as amended. This Option shall be exercisable during the lifetime of the Holder only by the Holder (or by the administrator or executor of the Holder's estate in the case of death or the Holder's guardian or power of attorney representative in the case of disability). This Option shall be null and void and without effect upon the bankruptcy of the Holder, or upon any attempted assignment, transfer, hypothecation or other disposition, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, attachment, trustee process or similar process, whether legal or equitable, of such Option.

     4. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The exis-tence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, common stock, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolida-tion of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving com-pensa-tion therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same consideration, the same total number and class of shares or other securities as he would have received had he exer-cised this Option in full immediately prior to the event requir-ing the adjustment; and (b) the number and class of shares reserved for issuance pursuant to this Option shall be adjusted by substituting for the total number and class of shares of stock then reserved that number and class of shares of stock and other securities that would have been received by the holder of an equal number of outstanding shares of stock as a result of the event requiring the adjustment.

          After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corpora-tion, the Holder shall, at no additional cost, be entitled upon exercise of this Option to receive (subject to any required action by stockholders) in lieu of the Option Shares, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, he had been the holder of record of the Option Shares.

          If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while this Option is outstanding, (i) sub-ject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Holder shall be entitled, upon exercise of this Option, to receive, in lieu of the Option
Shares, shares of such stock or other securities as the holders of shares of Common Stock re-ceived pursuant to the terms of the merger, consolidation or sale, or (ii) this Option may be cancelled by the Company as of the effective date of any such merger, consolidation, liquidation or sale provided (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this Option with respect to shares vested at such time during the 30-day period preceding the effec-tive date of such merger, consolidation, liquidation, sale or acqui-sition.

          Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Option.

     5. VESTING. Provided that Holder is, on each of the following dates, employed by the Company or any of its subsidiaries, Holder's rights and interest pursuant to this Option shall vest and become exercisable by the Holder as to 30,000 Option Shares on January 1, 1996; 30,000 Option Shares on January 1, 1997; 30,000 Option Shares on January 1, 1998; 30,000 Option Shares on January 1, 1999; and 30,000 Option Shares on January 1, 2000. In the event Holder is not employed by the Company or any of its subsidiaries on any one of the foregoing vesting dates, Option Shares which were to vest on such date and on any subsequent date shall not vest and this Option shall not be exerciseable with respect to such Option Shares. Vesting of the right to exercise Options is cumulative and the Holder's rights to Vested Options shall continue until the termination of this Option as set forth herein.

     6. NOTICES OF RECORD DATE. In the event of (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any re-classification or re-capitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Com-pany to or consolidation or merger of the Company with or into any other person, or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Com-pany, then and in each such event the Company will mail or cause to be mailed to each Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapi-talization, transfer, consolidation, merger, dissolution, liqui-dation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolu-tion, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

     7. FRACTIONAL SHARES. This Option is only exercis-able with respect to whole Option Shares and not fractions thereof unless the Company otherwise agrees. Accordingly, the Company shall not be required to issue certificates representing frac-tions of Option Shares upon any exercise of this Option; pro-vided, however, in respect of any final frac-tion of a share it may, at its sole option, in lieu of de-livering a frac-tional share, make a payment in cash based on the then fair market value of such fraction of the underly-ing Common Stock.

     8. VIOLATION OF LAW. In addition to any other re-stric-tions contained in this Option, the Holder may not exercise this Option, in whole or in part at such times and from time to time as, in the reasonable opinion of counsel to the Com-pany, the issuance and sale to Holder of the Op-tion Shares, upon exercise of this Option, is not exempt from the registration provisions of the Act (unless the Option and/or Option Shares, as applicable, have been regis-tered under the Act), or violates other appli-cable laws or regu-lations.

     9. REPLACEMENT OF SECURITIES. Upon receipt of evi-dence reasonably satisfactory to the Company of the loss, theft, destruction, or mutila-tion of any certificates evi-dencing owner-ship of this Option and in the case of any such loss, theft or destruction upon delivery of an indemnity agreement or, if the Holder so elects, a surety bond rea-sonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of any such certificate, the Company shall forthwith execute and deliv-er, in lieu thereof, a new Option of like tenor.

     10. NO RIGHTS AS STOCKHOLDER. No Holder shall, based on his being a Holder, be entitled to vote or receive div-idends or be deemed the holder of Common Stock or any other security of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything con-tained herein be construed to confer upon the Holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stock-holders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change to or of par value, con-solidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option shall have been exer-cised and the Option Shares purchasable upon the exer-cise hereof shall have become deliverable as provided here-in, unless specifically set out otherwise in this Option.
     11. NONNEGOTIABILITY. The Holder of this Option, by accept-ing the same, consents and agrees with the Company that (a) this Option is not transferable, in whole or in part, and (b) the Company may deem and treat the person in whose name this Option is regis-tered as the absolute, true and lawful owner for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     12. MODIFICATIONS. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or ter-mination is sought.

     13. NOTICES. Any notice to be given to the Company under the terms hereof shall be addressed to the Company at the address recited in paragraph 1 hereof, and any notice to the Holder shall be addressed to the Holder at the address recited in paragraph 1 hereof or at such other address as the Company, the Holder, and their successors or permitted assigns may here-after designate in writ-ing to the other. Any such notice shall have been deemed given when actually received or on the third day after it is enclosed in a properly sealed envelope or wrapper ad-dressed as aforesaid, registered or certified and deposited (postage and registry or certification fee prepaid) in a post office regularly maintained by the United States Gov-ernment.

     14. FORMS OF ELECTION TO EXERCISE OPTION. Any notice of exercise shall be in a form sub-stan-tially similar to the form attached hereto as Exhibit "A".

     15. ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THE ISSUANCE OF THIS OPTION, OR THE ISSUANCE OR ANY OTHER MATTER RELATING TO THE OPTION SHARES HEREUNDER, OR THE ACTUAL OR ALLEGED BREACH OF THIS OPTION, OR THE RIGHTS OR DUTIES OR OBLIGATIONS OF THE COMPANY OR THE HOLDER HEREUNDER, SHALL BE SETTLED BY ARBITRATION CONDUCTED IN THE CITY OF HOUSTON IN ACCORDANCE WITH AND BY AN ARBITRATOR APPOINTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME, AND JUDGMENT UPON THE AWARD
RENDERED  PURSUANT  THERETO  MAY  BE  ENTERED  IN  ANY COURT HAVING JURISDICTION
THEREOF, AND ALL RIGHTS OR REMEDIES OF THE COMPANY, THE HOLDER AND THEIR SUCCESSORS TO THE CONTRARY ARE HEREBY EXPRESSLY WAIVED. THE COSTS IN CONNECTION WITH ANY ARBITRATION PROCEEDING UNDER THIS SECTION 15 SHALL BE ASSESSED AGAINST THE PARTIES IN THE MANNER DECIDED BY THE ARBITRATOR(S).

     16. TAX WITHHOLDING. The Holder further agrees that the Company may withhold other cash compensation due to the Holder in an amount equal to any required withholding amount under federal or state income tax laws owing as a result of this Option and that the Holder will pay to the Company any additional cash, if necessary, to satisfy such withholding requirement. The Company, at its option, may also retain and withhold Common Stock issued upon the exercise of this Option in an amount necessary to satisfy such withholding requirement.

     17. SUCCESSORS AND ASSIGNS. This Option and each provi-sion herein shall be binding upon and applicable to, and shall inure to the benefit of the Company and the Hold-er, their successors, assigns, heirs and representatives, except as otherwise speci-fically provided in this Option.

     18. GENDER, SECTION REFERENCES. Pronouns, wherever used herein, and of whatever gender, shall include natural persons, corporations and entities of every kind, the singu-lar shall include the plural wherever and as often as may be appropriate and the plural shall include the singular wher-ever and as often as may be appropriate. The section titles and subtitles ("Titles") used in this
                                                           ------
Option are solely for convenience of references and shall not affect, modify nor limit the provisions of this Option. Any reference to a particular Title in this Option shall be construed as refer-ring to the provisions in the indicated Title within this Option.

     19. SEVERABILITY. If any provision of this Option, or the application of such provision to any person or cir-cumstance, shall be held invalid or unenforceable for any reason, the remainder of this Option, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

     20. GOVERNING LAWS. This Option shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

     21. EMPLOYMENT. Nothing within this Option shall be construed to impose upon the Company or any affiliate any obligation to employ or to continue to employ or maintain any other affiliation with Holder.

     WITNESS the seal of the Company and the signature of a duly authorized officer of the Company.

          DATED  effective  as  of  December  1,  1995.

                         MAUI  CAPITAL  CORPORATION


                         By:
                             --------------------------------
                         Name:
                             --------------------------------
                         Title:
                             --------------------------------

                         Agreed  and  accepted:


                         /s/  Jay  T.  Mueller
                         ---------------------
                              Jay  T.  Mueller

                                   EXHIBIT "A"

                                  SUBSCRIPTION
                                       FOR
                            MAUI CAPITAL CORPORATION
                                  COMMON STOCK

     The  undersigned,  JAY T. MUELLER, pursuant to the provisions of the within
Option,  hereby  elects  to  purchase                  (      ) shares of Common
                                      ----------------  ------
Stock  of  Company  covered  by  the  within  Option.



Dated:
      --------------------          ------------------------------------

                         Address:
                                   ------------------------------------
                                   ------------------------------------


                         SSN/EIN:
                                   ------------------------------------